Exhibit 99.1

LNB Bancorp, Inc. Reports First Quarter 2013 Results

  First quarter net income available to common shareholders of $856,000, includes a one-time after-tax charge of $455,000
  Loan balances increased $27 million over first quarter of prior year, a 3.2% increase
  Nonperforming assets declined by $9 million, a decrease of 23% from the first quarter a year ago
  Completed exchange of common shares for $9.73 million of Series B Preferred Stock

LORAIN, Ohio--(BUSINESS WIRE)--May 2, 2013--LNB Bancorp, Inc. (NASDAQ: LNBB) (“LNB” or the “Company”) today reported financial results for the first quarter 2013. Net income available to common shareholders was $856,000, or $0.10 per common share, compared to $1.19 million, or $0.15 per common share, for the year-ago quarter. Results were impacted by a one-time Supplemental Executive Retirement Plan (SERP) after-tax charge of $455,000 during the quarter. Excluding this one-time expense, net income available to common shareholders would have been $1.31 million for the first quarter 2013 compared to $1.19 million for the first quarter in 2012.

“Gain on the sale of loans was $656,000 for the quarter, compared to $346,000 for the first quarter of 2012, an increase of 90%. This increase is primarily due to the gain on the sale of mortgages of $591,000 which is up 130%, compared to $256,000 for first quarter of 2012. We have continued to see strong demand for mortgage lending, both refinancing and new purchase loans.” stated Daniel E. Klimas, president and chief executive officer of LNB Bancorp.

“Loan balances grew by 3.2% compared to the first quarter of 2012, led by our commercial and indirect auto loan portfolios. We have continued to make progress on improving credit quality as non-performing assets declined nearly $9 million from the same quarter in 2012. The ratio of non-performing assets to total assets at March 31, 2013, was 2.41%, down from 3.23% a year ago.”

Operating revenue, including net interest income on a fully tax-equivalent basis ("FTE") plus noninterest income from operations, was $12.2 million for the first quarter of 2013, which was down $489,000, or 3.9%, from the first quarter of the prior year. The net interest margin (FTE) for the first quarter of 2013 was 3.23%, a decline of 38 basis points from the 2012 first quarter. The margin has continued to be under pressure in the current interest rate environment.

Noninterest income was $3.3 million for the first quarter of 2013 compared to $2.9 million for the prior-year first quarter. This 16% year over year increase was driven primarily by strategic investments in mortgage and indirect auto lending businesses.

Noninterest expense was $9.28 million for the first quarter of 2013 compared with $8.54 million for the first quarter of 2012, an increase of 8.6%. Excluding the one-time expense for SERP compensation of $690,000, noninterest expenses would have been essentially flat compared to the first quarter of 2012.

The provision for loan losses was $1.35 million in the first quarter of 2013, down $550,000 from the 2012 first quarter, reflecting the Company’s improvement in credit quality. Net charge-offs were $1.18 million for the first quarter of 2013, or 0.54% of average loans (annualized), compared to $1.85 million, or 0.87% of average loans (annualized), in the first quarter of 2012.

The Company is focused on active capital management and is committed to maintaining strong capital levels while supporting balance sheet growth and enhancing returns to the Company’s shareholders. On March 15, 2013, the Company completed the exchange of newly issued LNB common shares for approximately $9.73 million in par value of its Fixed Rate Cumulative Perpetual Preferred Stock, Series B, (“preferred stock”) $1,000 per share liquidation preference in privately negotiated transactions. LNB issued an aggregate of 1,359,348 of its common shares at a price of $7.16 per share in exchange for an aggregate of 9,733 shares of the preferred stock at par, or $1,000 per share. As a result from this exchange, the period-end tangible common equity to assets ratio increased to 6.53% from 5.98% at year-end 2012.

Approximately $9.2 million in par value of the preferred stock remains outstanding. The preferred stock was originally issued by LNB in December of 2008 as part of the U.S. Department of the Treasury’s Capital Purchase Program.

Total assets at March 31, 2013 were $1.23 billion, up $32 million, or 2.7%, from a year ago. Total deposits at March 31, 2013 were $1.05 billion, up $33 million, or 3.2%, from a year ago.

About LNB Bancorp, Inc.

LNB Bancorp, Inc. is a $1.2 billion bank holding company. Its major subsidiary, The Lorain National Bank, is a full-service commercial bank, specializing in commercial, personal banking services, residential mortgage lending and investment and trust services. The Lorain National Bank and its Morgan Bank division serve customers through 20 retail-banking locations and 28 ATMs in Lorain, Erie, Cuyahoga and Summit counties. North Coast Community Development Corporation is a wholly owned subsidiary of The Lorain National Bank. For more information about LNB Bancorp, Inc., and its related products and services or to view its filings with the Securities and Exchange Commission, visit us at http://www.4lnb.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995. Terms such as "will," "should," "plan," "intend," "expect," "continue," "believe," "anticipate" and "seek," as well as similar comments, are forward-looking in nature. Actual results and events may differ materially from those expressed or anticipated as a result of risks and uncertainties which include but are not limited to: a worsening of economic conditions or slowing of any economic recovery, which could negatively impact, among other things, business activity and consumer spending and could lead to a lack of liquidity in the credit markets; changes in the interest rate environment which could reduce anticipated or actual margins; increases in interest rates or further weakening of economic conditions that could constrain borrowers’ ability to repay outstanding loans or diminish the value of the collateral securing those loans; market conditions or other events that could negatively affect the level or cost of funding, affecting the Company’s ongoing ability to accommodate liability maturities and deposit withdrawals, meet contractual obligations, and fund asset growth, and new business transactions at a reasonable cost, in a timely manner and without adverse consequences; changes in political conditions or the legislative or regulatory environment, including new or heightened legal standards and regulatory requirements, practices or expectations, which may impede profitability or affect the Company’s financial condition (such as, for example, the Dodd-Frank Act and rules and regulations that have been or may be promulgated under the Act); persisting volatility and limited credit availability in the financial markets, particularly if market conditions limit the Company’s ability to raise funding to the extent required by banking regulators or otherwise; significant increases in competitive pressure in the banking and financial services industries, particularly in the geographic or business areas in which the Company conducts its operations; limitations on the Company’s ability to return capital to shareholders, including the ability to pay dividends, and the dilution of the Company’s common shares that may result from, among other things, funding any repurchase or redemption of the Company’s outstanding preferred stock; adverse effects on the Company’s ability to engage in routine funding transactions as a result of the actions and commercial soundness of other financial institutions; general economic conditions becoming less favorable than expected, continued disruption in the housing markets and/or asset price deterioration, which have had and may continue to have a negative effect on the valuation of certain asset categories represented on the Company’s balance sheet; increases in deposit insurance premiums or assessments imposed on the Company by the FDIC; a failure of the Company’s operating systems or infrastructure, or those of its third-party vendors, that could disrupt its business; risks that are not effectively identified or mitigated by the Company’s risk management framework; and difficulty attracting and/or retaining key executives and/or relationship managers at compensation levels necessary to maintain a competitive market position; as well as the risks and uncertainties described from time to time in the Company’s reports as filed with the SEC. The Company undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

CONSOLIDATED BALANCE SHEETS

	At March 31, 2013	At December 31, 2012
	(unaudited)
	(Dollars in thousands except share amounts)
ASSETS
Cash and due from Banks	$35,798	$24,139
Federal funds sold and interest bearing deposits in banks	19,156	6,520
Cash and cash equivalents	54,954	30,659
Securities Available for sale, at fair value	223,173	203,763
Total securities	223,173	203,763
Restricted stock	5,741	5,741
Loans held for sale	6,250	7,634
Loans:
Portfolio loans	889,931	882,548
Allowance for loan losses	(17,806)	(17,637)
Net loans	872,125	864,911
Bank premises and equipment, net	8,588	8,721
Other real estate owned	1,215	1,366
Bank owned life insurance	18,778	18,611
Goodwill, net	21,582	21,582
Intangible assets, net	561	594
Accrued interest receivable	4,018	3,726
Other assets	14,198	10,946
Total Assets	$1,231,183	$1,178,254

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits
Demand and other noninterest-bearing	$136,313	$139,894
Savings, money market and interest-bearing demand	397,080	377,287
Certificates of deposit	515,783	482,411
Total deposits	1,049,176	999,592
Short-term borrowings	1,889	1,115
Federal Home Loan Bank advances	46,557	46,508
Junior subordinated debentures	16,238	16,238
Accrued interest payable	803	882
Accrued taxes, expenses and other liabilities	6,315	3,775
Total Liabilities	1,120,978	1,068,110
Shareholders' Equity
Preferred stock, Series A Voting, no par value, authorized 150,000 shares at March 31, 2013 and December 31, 2012.	-	-
Fixed rate cumulative preferred stock, Series B, no par value, $1,000 liquidation value, 9,147 shares authorized and issued at March 31, 2013 and 18,880 shares at December 31, 2012.	9,147	18,880
Discount on Series B preferred stock	(29)	(65)
Warrant to purchase common stock	-	-
Common stock, par value $1 per share, authorized 15,000,000 shares, issued shares 9,631,896 at March 31, 2013 and 8,272,548 at December 31, 2012.	9,632	8,273
Additional paid-in capital	47,587	39,141
Retained earnings	49,551	48,767
Accumulated other comprehensive income	409	1,240
Treasury shares at cost, 328,194 shares at March 31, 2013 and at December 31, 2012	(6,092)	(6,092)
Total Shareholders' Equity	110,205	110,144
Total Liabilities and Shareholders' Equity	$1,231,183	$1,178,254

Consolidated Statements of Income (unaudited)

	Three Months Ended March 31,	Three Months Ended December 31,	Three Months Ended March 31,
	2013	2012	2012
	(Dollars in thousands except share and per share amounts)
Interest Income
Loans	$9,054	$9,556	$10,049
Securities:
U.S. Government agencies and corporations	841	991	1,260
State and political subdivisions	289	290	287
Other debt and equity securities	70	75	72
Federal funds sold and short-term investments	20	8	9
Total interest income	10,274	10,920	11,677
Interest Expense
Deposits	1,249	1,336	1,631
Federal Home Loan Bank advances	155	224	215
Short-term borrowings	-	1	-
Junior subordinated debenture	166	171	176
Total interest expense	1,570	1,732	2,022
Net Interest Income	8,704	9,188	9,655
Provision for Loan Losses	1,350	1,800	1,900
Net interest income after provision for loan losses	7,354	7,388	7,755
Noninterest Income
Investment and trust services	375	373	390
Deposit service charges	816	953	935
Other service charges and fees	831	768	748
Income from bank owned life insurance	168	241	165
Other income	321	263	342
Total fees and other income	2,511	2,598	2,580
Securities gains, net	178	143	-
Gains on sale of loans	656	659	347
Loss on sale of other assets, net	(13)	(24)	(52)
Total noninterest income	3,332	3,376	2,875
Noninterest Expense
Salaries and employee benefits	5,027	4,581	4,111
Furniture and equipment	949	998	1,070
Net occupancy	588	543	579
Professional fees	490	595	495
Marketing and public relations	289	277	247
Supplies, postage and freight	307	308	243
Telecommunications	162	195	173
Ohio Franchise tax	308	305	316
FDIC assessments	242	172	392
Other real estate owned	77	156	132
Loan and collection expense	388	99	349
Other expense	454	405	437
Total noninterest expense	9,281	8,634	8,544
Income before income tax expense	1,405	2,130	2,086
Income tax expense	292	491	581
Net Income	$1,113	$1,639	$1,505
Dividends and accretion on preferred stock	257	310	319
Net Income Available to Common Shareholders	$856	$1,329	$1,186

Net Income Per Common Share
Basic	$0.10	$0.17	$0.15
Diluted	0.10	0.17	0.15
Dividends declared	0.01	0.01	0.01
Average Common Shares Outstanding
Basic	8,201,120	7,944,354	7,924,562
Diluted	8,212,038	7,949,556	7,925,890

Supplemental Financial Information
(Unaudited - Dollars in thousands except Share and Per Share Data)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
END OF PERIOD BALANCES	2013	2012	2012	2012	2012
Cash and Cash Equivalents	$54,954	$30,659	$28,527	$56,619	$44,112
Securities	223,173	203,763	235,334	228,788	231,851
Restricted stock	5,741	5,741	5,741	5,741	5,741
Loans held for sale	6,250	7,634	3,380	1,207	4,462
Portfolio loans	889,931	882,548	885,715	867,459	862,220
Allowance for loan losses	17,806	17,637	17,587	17,300	17,115
Net loans	872,125	864,911	868,128	850,159	845,105
Other assets	68,940	65,546	65,668	65,431	67,823
Total assets	$1,231,183	$1,178,254	$1,206,778	$1,207,945	$1,199,094
Total deposits	1,049,176	999,593	1,021,709	1,023,553	1,016,166
Other borrowings	64,684	63,861	64,720	64,560	64,628
Other liabilities	7,118	4,656	4,270	4,295	4,239
Total liabilities	1,120,978	1,068,110	1,090,699	1,092,408	1,085,033
Total shareholders' equity	110,205	110,144	116,079	115,537	114,061
Total liabilities and shareholders' equity	$1,231,183	$1,178,254	$1,206,778	$1,207,945	$1,199,094

AVERAGE BALANCES
Assets:
Total assets	$1,195,633	$1,198,845	$1,202,425	$1,206,297	$1,176,454
Earning assets*	$1,113,292	1,124,703	1,128,665	1,122,918	1,093,618
Securities	$207,791	224,876	233,153	226,476	222,832
Portfolio loans	884,893	883,228	876,817	866,909	852,535
Liabilities and shareholders' equity:
Total deposits	$1,016,968	$1,013,808	$1,016,030	$1,022,428	$993,839
Interest bearing deposits	$879,208	870,551	872,311	885,922	869,107
Interest bearing liabilities	$943,566	935,239	939,268	950,647	933,033
Total shareholders' equity	110,416	116,573	115,666	115,281	114,156

INCOME STATEMENT
Total Interest Income	$10,274	$10,920	$11,506	$11,845	$11,677
Total Interest Expense	1,570	1,732	1,843	1,912	2,022
Net interest income	8,704	9,188	9,663	9,933	9,655
Provision for loan losses	1,350	1,800	1,875	1,667	1,900
Other income	2,511	2,598	2,512	2,385	2,580
Net gain on sale of assets	821	778	441	158	295
Noninterest expense	9,281	8,634	8,678	9,047	8,544
Income before income taxes	1,405	2,130	2,063	1,762	2,086
Income tax expense	292	491	538	324	581
Net income	1,113	1,639	1,525	1,438	1,505
Preferred stock dividend and accretion	257	310	319	318	319
Net income available to common shareholders	$856	$1,329	$1,206	$1,120	$1,186
Common cash dividend declared and paid	$79	$79	$79	$79	$79

Net interest income-FTE (1)	$8,860	$9,339	$9,592	$10,093	$9,806
Total Operating Revenue (4)	$12,192	$12,715	$12,135	$13,126	$12,681

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2013	2012	2012	2012	2012
PER SHARE DATA
Basic net income per common share	$0.10	$0.17	$0.15	$0.14	$0.15
Diluted net income per common share	0.10	0.17	0.15	0.14	0.15
Cash dividends per common share	0.01	0.01	0.01	0.01	0.01
Book value per common shares outstanding	10.87	11.50	11.45	11.38	11.19
Tangible book value per common shares outstanding**	8.49	8.70	8.65	8.58	8.39
Period-end common share market value	8.31	5.90	6.09	6.58	6.94
Market as a % of book	76.48%	51.32%	53.20%	57.82%	61.99%
Basic average common shares outstanding	8,201,120	7,944,354	7,944,354	7,944,354	7,924,562
Diluted average common shares outstanding	8,212,038	7,949,556	7,949,118	7,950,539	7,925,368
Common shares outstanding	9,303,702	7,944,354	7,944,354	7,944,354	7,944,354

KEY RATIOS
Return on average assets (2)	0.38%	0.54%	0.50%	0.48%	0.51%
Return on average common equity (2)	4.09%	5.59%	5.25%	5.02%	5.30%
Efficiency ratio	76.12%	67.90%	69.17%	71.60%	67.38%
Noninterest expense to average assets (2)	3.15%	2.87%	2.87%	3.02%	2.92%
Average equity to average assets	9.23%	9.72%	9.62%	9.56%	9.70%
Net interest margin (FTE) (1)	3.23%	3.30%	3.38%	3.61%	3.61%
Common stock dividend payout ratio	9.59%	5.88%	6.59%	7.10%	6.68%

ASSET QUALITY
Allowance for Loan Losses
Allowance for loan losses, beginning of period	$17,637	$17,587	$17,300	$17,115	$17,063
Provision for loan losses	1,350	1,800	1,875	1,667	1,900
Charge-offs	1,428	2,201	1,681	1,621	2,076
Recoveries	247	451	93	139	228
Net charge-offs	1,181	1,750	1,588	1,482	1,848
Allowance for loan losses, end of period	$17,806	$17,637	$17,587	$17,300	$17,115

CAPITAL & LIQUIDITY
Period-end tangible common equity to assets**	6.53%	5.98%	5.79%	5.73%	5.65%
Average equity to assets	9.23%	9.72%	9.62%	9.56%	9.70%
Average equity to loans	12.48%	13.20%	13.19%	13.30%	13.39%
Average loans to deposits	87.01%	87.12%	86.30%	84.79%	85.78%
Tier 1 leverage ratio (3)	8.88%	8.79%	9.17%	8.78%	8.87%
Tier 1 risk-based capital ratio (3)	11.11%	11.21%	11.71%	11.46%	11.37%
Total risk-based capital ratio (3)	12.36%	12.47%	12.97%	13.97%	13.94%

Nonperforming Assets
Nonperforming loans	$28,514	$27,796	$32,584	$34,993	$36,870
Other real estate owned	1,215	1,366	1,653	1,506	1,845
Total nonperforming assets	$29,729	$29,162	$34,237	$36,499	$38,715

Ratios
Total nonperforming loans to total loans	3.20%	3.15%	3.68%	4.03%	4.28%
Total nonperforming assets to total assets	2.41%	2.48%	2.84%	3.02%	3.23%
Net charge-offs to average loans (2)	0.54%	0.79%	0.72%	0.69%	0.87%
Provision for loan losses to average loans (2)	0.62%	0.81%	0.85%	0.77%	0.90%
Allowance for loan losses to portfolio loans	2.00%	2.00%	1.99%	1.99%	1.98%
Allowance to nonperforming loans	62.45%	63.45%	53.97%	49.44%	46.42%
Allowance to nonperforming assets	59.89%	60.48%	51.37%	47.40%	44.21%

(1) FTE -- fully tax equivalent at 34% tax rate
(2) Annualized (3) 3-31-13 ratio is estimated.
(4) Net interest income on a fully tax-equivalent basis ("FTE") plus noninterest income from operations
* Earning Assets includes Loans Held for Sale
* * Non-GAAP measures.

Reconciliation of Net Income Available to Common Shareholders

	Three Months Ended March 31,

	2013	2012

Net Income Available to Common Shareholders	$856	$1,186
After-tax SERP expense	455	-
Net Income Available to Common Shareholders	$1,311	$1,186

CONTACT:
LNB Bancorp, Inc.
Peter R. Catanese, Senior Vice President, 440-244-7126